                                 EXHIBIT 2(b)

                                 AMENDMENT TO
                                 ------------

                                ANGELIKA THEATRE
                                ----------------

                       ASSET PURCHASE AND SALE AGREEMENT
                       ---------------------------------


          This Amendment (the "Amendment Agreement") to the Angelika Theatre Asset Purchase and Sale Agreement dated as of July 1, 1996 (the "Sale Agreement") is made and entered into as of this 27th day of August, 1996 by and among READING INVESTMENT COMPANY, INC., a Delaware corporation ("Reading"), ANGELIKA FILM CENTERS, INC., a New York corporation ("Seller"), and HOUSTON CINEMA, INC., a New York corporation ("Houston").

                                    RECITALS
                                    --------

          A. The Sale Agreement was previously modified by Letter Agreements dated July 9, 1996 and July 24, 1996 between the attorneys for Reading and Seller with the prior approval and authority of their respective Clients.

          B. The parties are simultaneously herewith Closing the Sale Agreement and in connection therewith, wish to further amend the Sale Agreement so as to defer the "Closing Audit" of Seller by the "Closing Auditors" as required under Section 1.03 (as defined therein) until a date which is sixty
(60) days after the Closing Date in order for the parties to continue their good faith discussions and negotiations and allow sufficient time for the parties to agree upon not only Seller's "actual Pre-Closing Earnings" (as defined therein), but also allow the parties to seek agreement upon any further necessary and appropriate adjustments to the final Purchase Price.

                              AMENDMENT AGREEMENT
                              -------------------

          NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties and covenants herein set forth, the parties hereto agree as follows:

          1. The first clause of the second sentence of Section 1.03 of the Sale Agreement, which provides "On or immediately after the Closing Date,", shall be deleted and the following shall be substituted in lieu thereof: "On or immediately following the first business day which is sixty (60) days after the Closing Date,".

          2. The Seller has recently received an audit notice from the Department of Labor (the "Department of Labor Audit"), which Department of Labor Audit will review and determine whether Seller has underpaid any of its employees during the period beginning with the last quarter of 1994 to date.
The parties
recognize and acknowledge that the initial "Purchase Price" stated in the Sale Agreement for the Angelika Theatre "Assets" being sold and transferred under the Sale Agreement was, in large part, predicated upon a formula (the "Formula"), which Formula represented an initial Purchase Price (subject to certain agreed upon adjustments) based upon six times (6 x) the "net income" of the Angelika Theatre for the twelve (12) month period ended December 31, 1995. In the event and to the extent the Department of Labor Audit finally determines that the Seller materially underpaid its employees during calendar year 1995 and thus the Seller not only concomitantly materially understated its labor costs, but also to the same extent overstated its earnings under the Formula referred to above, then the parties wish to provide and equitable post-closing adjustment to the Purchase Price based upon the results of the Department of Labor Audit as finally determined for calendar year 1995.

          a. If the Department of Labor Audit for calendar year 1995 finally determines by order or settlement that the Seller's employees were either not underpaid or if underpaid then by a sum not greater than $35,000 (exclusive of interest, penalties or fines), then and in such event, there shall be no further adjustment to the Purchase Price.

          b. If the Department of Labor Audit for calendar year 1995 finally determines by order or settlement that the Seller's employees were underpaid by a sum greater than $35,000, then and in such event, for each one dollar ($1.00) in excess of $35,000 (exclusive of interest, penalties or fines), the Purchase Price shall be adjusted and reduced six times (6 x) the amount of underpayment in excess of $35,000, which adjustment and reduction in Purchase Price shall in no event exceed the total adjustment or reduction of $150,000.

          c. Seller hereby instructs either its accountant, Andrew Siegel of Miller & Co., P.C., or its attorney, Ralph R. Hochberg, Esq. of Skolnick & Hochberg, P.C., to advise Purchaser's attorney, Donald S. Snider, Esq. of Baer Marks & Upham, LLP, of any settlement or final determination of the Department of Labor Audit.

          d. If by reason of the Department of Labor Audit referred to above, Purchaser is entitled to an equitable adjustment and reduction of the Purchase Price, as provided herein, Purchaser shall have the automatic right to offset the amount by which the Purchase Price has been reduced from any sum which may become due and owing under the Holdback Note and in addition thereto, instruct the Escrow Agent to pay the Purchaser such amount from the Escrow Account securing the Holdback Note.

          3. Except as expressly provided herein, the Sale Agreement, as previously amended, is hereby ratified and in full force and effect.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.


                    Purchaser:


                        READING INVESTMENT COMPANY, INC., a
                        Delaware corporation



                              By: /s/ Charles S. Groshon
                                  -------------------------------
                                  Charles S. Groshon

                              Title:  Vice President
                                     ----------------------------

                    Seller:


                        ANGELIKA FILM CENTERS, INC., a New York

                         corporation


                              By:
                                  -------------------------------
                              Joseph J.M. Saleh, its authorized
                              agent


                              By: /s/ Angelika T. Saleh
                                  -------------------------------
                              Angelika T. Saleh, its authorized
                              agent


                              By: /s/ Jessica Saleh Hunt
                                  -------------------------------
                              Jessica Saleh Hunt, its authorized
                              agent

                              By: /s/ Eva Saleh
                                  -------------------------------
                              Eva Saleh, its authorized agent


                        HOUSTON CINEMA, INC., a

                         New York corporation


                              By: /s/ Joseph JM Saleh
                                  -------------------------------
                              Joseph J.M. Saleh, its
                              authorized agent


                              By: /s/ Angelika T. Saleh
                                  -------------------------------
                              Angelika T. Saleh, its
                              authorized agent


                              By: /s/ Jessica Saleh Hunt
                                  -------------------------------
                              Jessica Saleh Hunt, its
                              authorized agent


                              By: /s/ Eva Saleh
                                  -------------------------------
                              Eva Saleh, its authorized agent



                             Solely in their capacity as shareholders of the Seller and for the sole purpose of consenting that the Seller may enter into this Agreement and effectuate the transactions contemplated thereby.

                                              Saleh Family Members:


                                               /s/ Joseph JM Saleh
                                               -----------------------------
                                               Joseph J.M. Saleh

                                              Address: 240 Central Park So
                                                      ----------------------
                                                       New York, NY
                                                      ----------------------
                                                       10019
                                                      ----------------------


                                               /s/ Angelika T. Saleh
                                               -----------------------------
                                               Angelika T. Saleh

                                              Address: 1261 Madison Ave.
                                                      ----------------------
                                                       NYC
                                                      ----------------------
                                                       10023
                                                      ----------------------


                                               /s/ Jessica Saleh Hunt
                                               -----------------------------
                                               Jessica Saleh Hunt

                                              Address: 330 West End Ave. St.
                                                      ----------------------
                                                       NY NY
                                                      ----------------------
                                                       10023
                                                      ----------------------


                                               /s/ Eva Saleh
                                               -----------------------------
                                               Eva Saleh

                                              Address: 35 W. 90 St.
                                                      ----------------------
                                                       NYC  10024
                                                      ----------------------